EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference and use of our report, dated August 2, 1996, on the consolidated financial statements of SJS Bancorp, Inc. that appears on page D-1 of SJS Bancorp, Inc.'s Definitive Proxy Statement, dated March 31, 1997, in Shoreline Financial Corporation's Form 8-K, as amended August 25, 1997, and in Shoreline Financial Corporation's previously filed registration statements for its 1989 Stock Option Plan (Registration No. 33-29052), Dividend Reinvestment Plan (Registration No. 33-34008), 401(k) Profit Sharing Plan (Registration No. 333-10629), and Stock Incentive Plan of 1996 (Registration No. 333-09819).


                                   /s/CROWE, CHIZEK AND COMPANY LLP

                                   Crowe, Chizek and Company LLP

Grand Rapids, Michigan
August 25, 1997